Exhibit 99.1

News Release

P. O. Box 1980

Winchester, VA 22604-8090

FOR IMMEDIATE RELEASE

Contact:	Glenn Eanes
Treasurer
540-665-9100

AMERICAN WOODMARK CORPORATION

Declares Cash Dividend

Winchester, Virginia (May 28, 2003) — American Woodmark Corporation

(Nasdaq/NM:AMWD) today announced a quarterly cash dividend of $0.05 per share to be paid on June 26, 2003, to shareholders of record on June 12, 2003.

American Woodmark Corporation manufactures and distributes kitchen cabinets and vanities, for the remodeling and new home construction markets. Its products are sold on a national basis directly to home centers, major builders and home manufacturers and through a network of independent distributors.